Exhibit 99.2
NEWS RELEASE
For Immediate Release
For more information, contact:
Donna Lee
636-728-3189
THERMADYNE HOLDINGS CORPORATION ANNOUNCES
APPOINTMENT OF TERRY A. MOODY AS
EXECUTIVE VICE PRESIDENT OF GLOBAL OPERATIONS
ST. LOUIS, MO – August 7, 2007 – Thermadyne Holdings Corporation (OTCBB: THMD) announced today the appointment of Terry A. Moody as its Executive Vice President of Global Operations.
Mr. Moody was formerly employed by Videocon Industries, a privately held manufacturer of high end digital products, where he served as the chief operating officer and senior vice president of Europe. In this role, he was responsible for sales, marketing, new business development, manufacturing and distribution for $500+ million in revenues in Europe, North and South America.
“Terry has extensive experience in all facets of operations and executive management. He has a history of achieving results in a low-margin, highly competitive industry where efficiency and cost effectiveness are critical to success. I am confident Terry’s experience will contribute to the growing success of Thermadyne. We are very pleased to welcome him to the company and our executive leadership team,” stated Paul D. Melnuk, Chairman and Chief Executive Officer.
About Thermadyne
Thermadyne, headquartered in St. Louis, Missouri, is a leading global manufacturer and marketer of cutting and welding products and accessories under a variety of leading premium brand names including Victor®, Tweco® / Arcair®, Thermal Dynamics®, Thermal Arc®, Stoody®, TurboTorch®, Firepower® and Cigweld®. Its common shares trade on the OTCBB under the symbol THMD. For more information about Thermadyne, its products and services, visit the Company’s web site at www.Thermadyne.com.
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. These risks and factors are set forth in documents the Company files with the Securities and Exchange Commission, specifically in the Company’s most recent Annual Report on Form 10-K and other reports it files from time to time.